LETTER OF TRANSMITTAL

Medtronic, Inc.

Offer To Exchange 1.25% Contingent Convertible Debentures, Series B due 2021 (Which Will be Registered Under the Securities Act of 1933, As Amended, Prior to Closing) and an Exchange Fee For Each $1,000 in Principal Amount of Our $1,973,146,000 1.25% Contingent Convertible Debentures Due 2021

Pursuant to the Exchange Offer Described in the Preliminary Prospectus Dated January 10, 2005

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JANUARY 21, 2005, UNLESS EXTENDED BY US (THE “EXPIRATION DATE”). TENDERS MAY BE WITHDRAWN PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

Delivery to:

Wells Fargo Bank, National Association, the Exchange Agent

By Mail, Hand Delivery and Overnight Courier:

Wells Fargo Corporate Trust

c/o The Depository Trust & Clearing Corp.
TADS Department, 1st Floor
55 Water Street
New York, NY 10041
Attn: Medtronic, Inc. Administrator

By Facsimile (for Eligible Institutions only):

(612) 667-6282

Confirmation:

(800) 344-5128

      BEFORE COMPLETING THIS LETTER OF TRANSMITTAL, YOU SHOULD READ THE LETTER OF TRANSMITTAL AND THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

      Delivery of this instrument to an address other than as set forth above, or transmission of instructions via facsimile other than as set forth above, will not constitute a valid delivery. If a delivery is made to Medtronic, Inc. it will not be forwarded to the Exchange Agent and therefore such delivery will not constitute a valid delivery.

      The undersigned acknowledges that he, she or it has received the preliminary prospectus, dated January 10, 2005 (as amended or supplemented from time to time, the “Prospectus”), of Medtronic Inc., a Minnesota corporation (the “Company”), and this Letter of Transmittal, which together constitute the Company’s offer (the “Exchange Offer”) to exchange $1,000 in principal amount of our 1.25% Contingent Convertible Debentures, Series B due 2021 (the “New Debentures”) and an exchange fee of $2.50 per $1,000 principal amount of New Debentures, for each $1,000 in principal amount of our 1.25% Contingent Convertible Debentures due 2021 (the “Old Debentures”) held by the registered holders thereof (the “Holders”). An aggregate of up to $1,973,146,000 principal amount of New Debentures will be exchanged for up to a like amount of Old Debentures. Delivery of documents to The

Depository Trust Company (the “Book-Entry Transfer Facility”) does not constitute delivery to the Exchange Agent.

      For each $1,000 aggregate principal amount of Old Debentures accepted for exchange, the Holder of such Old Debentures will receive $1,000 aggregate principal amount of New Debentures and an exchange fee of $2.50. The New Debentures will bear interest from the last interest payment date on which interest was paid on such Old Debentures. Accordingly, Holders of New Debentures on the relevant record date for the first interest payment date following the consummation of the Exchange Offer will receive interest accruing from the last interest payment date on which interest was paid on such Old Debentures. Old Debentures accepted for exchange will cease to accrue interest from and after the date of consummation of the Exchange Offer. Thus, holders of Old Debentures whose Old Debentures are accepted in the exchange will not receive any payment in respect of accrued but unpaid distributions on those Old Debentures through the date of consummation of the Exchange Offer.

      This Letter is to be completed by a Holder of Old Debentures. A tender of Old Debentures is to be made by book-entry transfer to the account maintained by the Exchange Agent at the Book-Entry Transfer Facility pursuant to the procedures set forth in the section titled “The Exchange Offer — Procedures for Exchange,” in the Prospectus.

      The undersigned has completed the appropriate boxes below and signed this Letter to indicate the action the undersigned desires to take with respect to the Exchange Offer.

      The undersigned understands that acceptance of tendered Old Debentures by the Company for exchange will constitute a binding agreement between the undersigned and the Company upon the terms and subject to the conditions of the Exchange Offer.

      List below the Old Debentures to which this Letter relates. If the space provided below is inadequate, the information required below should be listed and attached on a separate signed schedule.

DESCRIPTION OF OLD DEBENTURES

Name(s) and Address(es) of
Registered Holder(s)	Aggregate Amount of Old Debentures
(Please fill in, if blank)	Presently Held Tendered

TOTAL

☐	CHECK HERE IF TENDERED OLD DEBENTURES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER TO THE ACCOUNT MAINTAINED BY THE EXCHANGE AGENT WITH THE BOOK-ENTRY TRANSFER FACILITY AND COMPLETE THE FOLLOWING:

Name of Tendering Institution

Account Number	Transaction Code Number

☐	CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS.

Name:

Address:

      If the undersigned is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of New Debentures. If the undersigned is a broker-dealer that will receive New Debentures for its own account in exchange for Old Debentures that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Debentures; however, by so acknowledging and by delivering such a prospectus the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. If the undersigned is a broker-dealer that will receive New Debentures, it represents that the Old Debentures to be exchanged for the New Debentures were acquired as a result of market-making activities or other trading activities.

SIGNATURES MUST BE PROVIDED BELOW.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

      Upon the terms and subject to the conditions of the Exchange Offer, the undersigned hereby tenders to the Company the aggregate amount of Old Debentures indicated in this Letter of Transmittal. Subject to, and effective upon, the acceptance for exchange of the Old Debentures tendered hereby, the undersigned hereby sells, assigns and transfers to, or upon the order of, the Company all right, title and interest in and to such Old Debentures as are being tendered hereby.

      The undersigned hereby irrevocably constitutes and appoints the Exchange Agent as the undersigned’s true and lawful agent and attorney-in-fact with respect to such tendered Old Debentures with full knowledge that the Exchange Agent also acts as an agent for the Company, with full power of substitution, among other things, to cause the Old Debentures to be assigned, transferred and exchanged. The undersigned hereby covenants, represents and warrants that:

•	the undersigned has full power and authority to tender, sell, assign and transfer the Old Debentures tendered hereby, and to acquire New Debentures issuable upon the exchange of such tendered Old Debentures;

•	when the Old Debentures are accepted for exchange, the Company will acquire good, marketable and unencumbered title thereto, free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer of the Old Debentures, and not subject to any adverse claim when the same are accepted by the Company;

•	any New Debentures acquired in exchange for Old Debentures tendered hereby will have been acquired in the ordinary course of business of the person receiving such New Debentures, whether or not such person is the undersigned;

•	neither the Holder of such Old Debentures nor any such other person is participating in, intends to participate in or has an arrangement or understanding with any person to participate in the distribution of such New Debentures;

•	neither the Holder of such Old Debentures nor any such other person is an “affiliate” of the Company, as defined in Rule 405 under the Securities Act;

•	the undersigned agrees that tenders of Old Debentures pursuant to any of the procedures described in the accompanying instructions will constitute the undersigned’s acceptance of the terms and conditions of the Exchange Offer; and

•	the undersigned has a “net long position,” within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, in the Old Debentures or equivalent securities at least equal to the Old Debentures being tendered, and the tender of the Old Debentures complies with Rule 14e-4.

      The New Debentures issued pursuant to the Exchange Offer in exchange for the Old Debentures may be offered for resale, resold and otherwise transferred by any Holder thereof (other than any such Holder that is an “affiliate” of the Company within the meaning of Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Debentures are acquired in the ordinary course of such Holder’s business and such Holder has no arrangement with any person to participate in the distribution of such New Debentures. If the undersigned is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of New Debentures and has no arrangement or understanding to participate in a distribution of New Debentures. If any Holder is an affiliate of the Company, is engaged in or intends to engage in or has any arrangement or understanding with respect to the distribution of the New Debentures to be acquired pursuant to the Exchange Offer, such Holder must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. If the undersigned is a broker-dealer that will receive New Debentures for its own account in exchange for Old Debentures, it represents that the Old Debentures to be exchanged for the New Debentures were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Debentures; however, by so acknowledging and by delivering a prospectus meeting the requirements of the Securities Act, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

      The undersigned will, upon request, execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the sale, assignment and transfer of the Old Debentures tendered hereby. All authority conferred or agreed to be conferred in this Letter and every obligation of the undersigned hereunder shall be binding upon the successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned. This tender may be withdrawn only in accordance with the procedures set forth in the section titled “The Exchange Offer—Withdrawal of Tenders,” in the Prospectus.

      Unless otherwise indicated herein in the box entitled “Special Issuance Instructions” below, please credit the account indicated above maintained at the Book-Entry Transfer Facility.

      THE UNDERSIGNED, BY COMPLETING THE BOX ENTITLED “DESCRIPTION OF OLD DEBENTURES” ABOVE AND SIGNING THIS LETTER, WILL BE DEEMED TO HAVE TENDERED THE OLD DEBENTURES AS SET FORTH IN SUCH BOX ABOVE.

SPECIAL ISSUANCE INSTRUCTION

(SEE INSTRUCTIONS 2 AND 3)

     To be completed ONLY if Old Debentures not accepted for exchange are to be returned by credit to an account maintained at the Book-Entry Transfer Facility other than the account indicated above.

     Issue: New Debentures and/or Old Debentures to:

Name(s):

(Please Type or Print)

(Please Type or Print)

Address:

(Zip Code)

(Complete Substitute Form W-9)

☐  Credit unexchanged Old Debentures delivered by book-entry transfer to the Book-Entry Transfer Facility account set forth below.

(BOOK-ENTRY TRANSFER FACILITY

ACCOUNT NUMBER, IF APPLICABLE)

     IMPORTANT: THIS LETTER OR A FACSIMILE HEREOF, OR AN ELECTRONIC CONFIRMATION PURSUANT TO THE DEPOSITORY TRUST COMPANY’S ATOP SYSTEM (TOGETHER WITH A BOOK-ENTRY CONFIRMATION AND ALL OTHER REQUIRED DOCUMENTS) MUST BE RECEIVED BY THE EXCHANGE AGENT PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

     PLEASE READ THIS ENTIRE LETTER OF TRANSMITTAL CAREFULLY BEFORE COMPLETING ANY BOX ABOVE.
PLEASE SIGN HERE
(TO BE COMPLETED BY ALL TENDERING HOLDERS)
(COMPLETE ACCOMPANYING SUBSTITUTE FORM W-9 BELOW)

(Signature(s) of Owner(s))	(Date)

Area Code and Telephone Number:

     If a Holder is tendering any Old Debentures, this Letter must be signed by the registered Holder(s) as the name(s) appear(s) on the certificate(s) for the Old Debentures or by any person(s) authorized to become registered Holder(s) by endorsements and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, officer or other person acting in a fiduciary or representative capacity, please set forth full title. SEE INSTRUCTION 2.

Name(s):

(Please Type or Print)

Capacity:

Address:

(Including Zip Code)

SIGNATURE GUARANTEE

(IF REQUIRED BY INSTRUCTION 2)

Signature(s) Guaranteed by

an Eligible Institution:

(Authorized Signature)

(Title)

(Name and Firm)

Dated:

INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER

      1.     DELIVERY OF THIS LETTER OF TRANSMITTAL. This Letter, or an electronic confirmation pursuant to The Depository Trust Company’s ATOP system, is to be completed by Holders of Old Debentures for tenders that are made pursuant to the procedures for delivery by book-entry transfer set forth in the section titled “The Exchange Offer— Procedures for Exchange” in the Prospectus. Book-Entry Confirmation as well as a properly completed and duly executed Letter (or manually signed facsimile hereof), or an electronic confirmation pursuant to The Depository Trust Company’s ATOP system, and any other required documents, including any required signature guarantees, must be received by the Exchange Agent at the address set forth herein on or prior to the Expiration Date. The book-entry transfer of Old Debentures must be accompanied by an agent’s message (an “Agent’s Message”) confirming that The Depository Trust Company has received express acknowledgment from the Holder that such Holder agrees to be bound by the Letter of Transmittal and that the Letter of Transmittal may be enforced against such Holder. Electronic confirmation pursuant to The Depository Trust Company’s ATOP system must also include an express acknowledgment (an “Express Acknowledgment”) by the Holder that such Holder has received and agreed to be bound by the Letter of Transmittal and that the Letter of Transmittal may be enforced against such Holder. Old Debentures tendered hereby must be in denominations of amount of $1,000 and any integral multiple thereof.

      The delivery of the Old Debentures and all other required documents will be deemed made only when confirmed by the Exchange Agent.

      See the section titled “The Exchange Offer,” in the Prospectus.

      2.     SIGNATURES ON THIS LETTER; BOND POWERS AND ENDORSEMENTS; GUARANTEE OF SIGNATURES. If this Letter is signed by the registered Holder of the Old Debentures tendered hereby, the signature must correspond exactly with the name as it appears on a security position listing as the Holder of such Old Debentures in the Book-Entry Transfer Facility System without any change whatsoever.

      If any tendered Old Debentures are owned of record by two or more joint owners, all of such owners must sign this Letter.

      If any tendered Old Debentures are registered in different names, it will be necessary to complete, sign and submit as many separate copies of this Letter as there are different registrations.

      When this Letter is signed by the registered Holder or Holders of the Old Debentures specified herein and tendered hereby, no separate bond powers are required. If, however, the New Debentures are to be issued to a person other than the registered Holder, then separate bond powers are required.

      If this Letter or any bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by the Company, proper evidence satisfactory to the Company of their authority to so act must be submitted.

      Signatures on bond powers required by this Instruction 2 must be guaranteed by a firm which is a financial institution (including most banks, savings and loan associations and brokerage houses) that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program (each an “Eligible Institution”).

      Signatures on this Letter need not be guaranteed by an Eligible Institution, provided the Old Debentures are tendered:

(i) by a registered Holder of Old Debentures (including any participant in the Book-Entry Transfer Facility system whose name appears on a security position listing as the Holder of such Old Debentures) who has not completed the box entitled “Special Issuance Instructions” on this Letter, or

(ii) for the account of an Eligible Institution.

      3.     SPECIAL ISSUANCE INSTRUCTIONS. Holders tendering Old Debentures by book-entry transfer may request that Old Debentures not exchanged be credited to such account maintained at the Book-Entry Transfer Facility as such Holder may designate hereon. If no such instructions are given, such Old

Debentures not exchanged will be credited to an account maintained with the Book-Entry Transfer Facility for the Old Debentures.

      In the case of issuance in a different name, separate bond powers with a guaranteed signature is required and the employer identification or social security number of the person named must also be indicated.

      4.     TAXPAYER IDENTIFICATION NUMBER. Federal income tax law generally requires that a tendering Holder whose Old Debentures are accepted for exchange must provide the Company (as payor) with such Holder’s correct Taxpayer Identification Number (“TIN”) on Substitute Form W-9 below, which in the case of a tendering Holder who is an individual, is his or her social security number. If the Company is not provided with the current TIN or an adequate basis for an exemption from backup withholding, such tendering Holder may be subject to a $50 penalty imposed by the Internal Revenue Service. In addition, the Exchange Agent may be required to withhold a portion of the amount of any reportable payments made after the exchange to such tendering Holder of New Debentures. If backup withholding results in an overpayment of taxes, a refund may be obtained provided the required information is furnished to the Internal Revenue Service.

      Exempt Holders of Old Debentures (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. See the attached “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” (the “W-9 Guidelines”) for additional instructions.

      To prevent backup withholding, each tendering Holder of Old Debentures must provide its correct TIN by completing the Substitute Form W-9 set forth below, certifying, under penalties of perjury, that the TIN provided is correct (or that such Holder is awaiting a TIN), that the holder is a U.S. person (including a U.S. resident alien), and that (i) the Holder is exempt from backup withholding, (ii) the Holder has not been notified by the Internal Revenue Service (the “IRS”) that such Holder is subject to backup withholding as a result of a failure to report all interest or dividends or (iii) the IRS has notified the Holder that such Holder is no longer subject to backup withholding. If the tendering Holder of Old Debentures is a nonresident alien or foreign entity not subject to backup withholding, such Holder must give the Exchange Agent a completed Form W-8BEN or such other Form W-8 as may be applicable. These forms may be obtained from the Exchange Agent. If the Old Debentures are in more than one name or are not in the name of the actual owner, such Holder should consult the W-9 Guidelines for information on which TIN to report. If such Holder does not have a TIN, such Holder should consult the W-9 Guidelines for instructions on applying for a TIN, check the box in Part 3 of the Substitute Form W-9 and write “applied for” in lieu of its TIN. Note: Checking this box and writing “applied for” on the form means that such Holder has already applied for a TIN or that such Holder intends to apply for one in the near future. If the box in Part 3 of the Substitute Form W-9 is checked, the Exchange Agent will retain a portion of the reportable payments made to a Holder during the sixty (60) day period following the date of the Substitute Form W-9. If the Holder furnishes the Exchange Agent with his or her TIN within sixty (60) days of the date of the Substitute Form W-9, the Exchange Agent will remit such amounts retained during such sixty (60) day period to such Holder and no further amounts will be retained or withheld from payments made to the Holder thereafter. If, however, such Holder does not provide its TIN to the Exchange Agent within such sixty (60) day period, the Exchange Agent will remit such previously withheld amounts to the IRS as backup withholding and will withhold a portion of all reportable payments to the Holder thereafter until such Holder furnishes its TIN to the Exchange Agent.

      5.     TRANSFER TAXES. The Company will pay all transfer taxes, if any, applicable to the transfer of Old Debentures to it or its order pursuant to the Exchange Offer. If, however, New Debentures and/or substitute Old Debentures not exchanged are to be registered or issued in the name of, any person other than the registered Holder of the Old Debentures tendered hereby, or if tendered Old Debentures are registered in the name of any person other than the person signing this Letter, or if a transfer tax is imposed for any reason other than the transfer of Old Debentures to the Company or its order pursuant to the Exchange Offer, the amount of any such transfer taxes (whether imposed on the registered Holder or any other persons) will be payable by the tendering Holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted herewith, the amount of such transfer taxes will be billed directly to such tendering Holder.

      6.     WAIVER OF CONDITIONS. The Company reserves the absolute right to waive or amend, in its discretion, in whole or in part, at any time prior to 5:00 p.m., New York City Time, on the Expiration

Date, satisfaction of any or all conditions enumerated in the Prospectus, which may result in an extension of the period of time for which the Exchange Offer is kept open.

      7.     NO CONDITIONAL TENDERS. No alternative, conditional, irregular or contingent tenders will be accepted. All tendering Holders of Old Debentures, by execution of this Letter, shall waive any right to receive notice of the acceptance of their Old Debentures for exchange.

      The Company will determine, in its sole discretion, all questions as to the form, validity, eligibility (including time of receipt) and acceptance for exchange of any tender of Old Debentures, which determination shall be final and binding. The Company reserves the absolute right to reject any and all tenders of any particular Old Debentures not properly tendered or to not accept any particular Old Debentures which acceptance might, in the judgment of the Company or its counsel, be unlawful. The Company also reserves the absolute right, in its sole discretion, to waive any defects or irregularities or conditions of the Exchange Offer as to any particular Old Debentures either before or after the Expiration Date (including the right to waive the ineligibility of any holder who seeks to tender Old Debentures in the Exchange Offer) provided that we will not waive any condition to the offer with respect to an individual holder of Old Debentures unless we waive that condition with respect to all such holders. The interpretation of the terms and conditions of the Exchange Offer as to any particular Old Debentures either before or after the Expiration Date (including the Letter of Transmittal and the instructions thereto) by the Company shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with the tender of Old Debentures for exchange must be cured within such reasonable period of time as the Company shall determine. Neither the Company, the Exchange Agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of Old Debentures for exchange, nor shall any of them incur any liability for failure to give such notification.

      8.     WITHDRAWAL RIGHTS. Tenders of Old Debentures may be withdrawn at any time prior to 5:00 p.m., New York City Time, on the Expiration Date.

      For a withdrawal of a tender of Old Debentures to be effective, a written notice of withdrawal must be received by the Exchange Agent at the address set forth above or, in the case of Eligible Institutions, at the facsimile number above, prior to 5:00 p.m., New York City Time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having tendered the Old Debentures to be withdrawn (the “Depositor”), (ii) in the case of a tender by book-entry transfer, specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Old Debentures and otherwise comply with the procedures of such facility, (iii) contain a statement that such Holder is withdrawing his election to have such Old Debentures exchanged, (iv) be signed by the Holder in the same manner as the original signature on the Letter by which such Old Debentures were tendered (including any required signature guarantees) or be accompanied by documents of transfer to have the Trustee with respect to the Old Debentures register the transfer of such Old Debentures in the name of the person withdrawing the tender, and (v) specify the Old Debentures to be withdrawn, if not all of the Old Debentures tendered by the Holder. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Old Debentures so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer and no New Debentures will be issued with respect thereto unless the Old Debentures so withdrawn are validly retendered. Any Old Debentures that have been tendered for exchange but which are not exchanged for any reason will be credited into the Exchange Agent’s account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures set forth in the section titled “The Exchange Offer— Procedures for Exchange,” in the Prospectus, and such Old Debentures will be credited to an account maintained with the Book-Entry Transfer Facility for the Old Debentures as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Debentures may be retendered by following the procedures described above at any time prior to 5:00 p.m., New York City Time, on the Expiration Date.

      Tenders of Old Debentures may also be withdrawn after the expiration of 40 business days from the commencement date of the Exchange Offer if a tender has not yet been accepted for exchange.

      9.     REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Questions relating to the procedure for tendering, as well as requests for additional copies of the Prospectus and this Letter, and other related documents may be directed to the Information Agent, at the address and telephone number set forth herein.

TO BE COMPLETED BY ALL TENDERING HOLDERS

(SEE INSTRUCTION 4)

PAYOR’S NAME:

SUBSTITUTE

Form W-9
Department of the Treasury
Internal Revenue Service

Payor’s Request for Taxpayer
Identification Number (“TIN”)
and Certification
Social Security Number
OR
Employer Identification Number	Part 1 — PLEASE PROVIDE YOUR TIN IN THE BOX AT RIGHT AND CERTIFY BY SIGNING AND DATING BELOW.	Name
Part 2 Certification — Under penalty of perjury, I certify that:

(1) the number shown on this form is my correct TIN (or I am waiting for a number to be issued to me);

(2) I am not subject to backup withholding either because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (the “IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding;

(3) I am a U.S. person (including U.S. resident alien); and

(4) Any other information provided on this form is true and correct.

Part 3 Awaiting TIN☐

Certificate Instructions — You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because of underreporting of interest or dividends on your tax return and you have not been notified by the IRS that you are no longer subject to backup withholding. The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Signature Date

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN PART 3 OF SUBSTITUTE FORM W-9

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

     I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center of Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number by the time of the exchange, a portion of all reportable payments made to me thereafter will be withheld until I provide a number.

Signature	Date

THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:

Wells Fargo Bank, National Association

By Mail, Hand Delivery and Overnight Courier:

Wells Fargo Corporate Trust

c/o The Depository Trust & Clearing Corp.
TADS Department, 1st Floor
55 Water Street
New York, NY 10041
Attn: Medtronic, Inc. Administrator

By Facsimile (for Eligible Institutions only):

(612) 667-6282

Confirmation:

(800) 344-5128

      Any questions or requests for additional copies of the Prospectus or the Letter of Transmittal may be directed to the Information Agent at the address and telephone numbers set forth below. A holder of Old Debentures may also contact such holder’s broker, dealer, commercial bank, trust company or other nominee, for assistance regarding the Exchange Offer.

THE INFORMATION AGENT FOR THE EXCHANGE OFFER IS:

Global Bondholder Services Corporation

65 Broadway — Suite 704

New York, New York 10006
Attn: Corporate Actions

Banks and Brokers call: (212) 430-3774

Toll free: (866) 873-5600